UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2017

Baldwin & Lyons, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on May 9, 2017, the Board of Directors (the "Board") of Baldwin & Lyons, Inc. (the "Company"), upon the recommendation of the Nominating and Governance Committee of the Board,  appointed John D. Nichols, Jr. and James A. Porcari, III to serve as Directors.   Mr. Nichols and Mr. Porcari will each serve for a term expiring at the Company's 2018 annual meeting of shareholders and until his successor is elected and has qualified.

Mr. John "Jay" Nichols, age 57, served as Chief Executive Officer of AXIS Re from 2012 until February, 2017.  AXIS Re is a leading reinsurer to global property and casualty insurance companies.  Prior to joining AXIS Re, Mr. Nichols served as President of RenaissanceRe Ventures Ltd. from 2001 until 2010, where he was responsible for business development and management of joint ventures and venture capital business.   Prior to joining RenaissanceRe, Mr. Nichols held various positions with Hartford Steam Boiler and Monarch Capital, and also worked for the accounting firm Matson, Driscoll, and D'Amico.   Mr. Nichols is also a director of Delaware North Companies.

Mr. Nichols has been named as a member of the Board's Audit Committee.  There are no arrangements or understandings between Mr. Nichols and any other person pursuant to which Mr. Nichols was selected as a Director.    There are no transactions in which the Company's and/or its subsidiaries were a party and in which Mr. Nichols has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. James "Jim" Porcari, age 59, is the founder and managing partner of Insurance Resources International, LLC, consultants to the auto insurance industry and companies supporting the insurance industry.  Prior to founding IRI in 2010, Mr. Porcari was President of Personal Lines Claims (US) for American International Group, Inc.  ("AIG") from 2002 to 2009.   From 2007 until 2009, Mr. Porcari served in additional functions as both Chair of the Executive Committee of AIG Worldwide Investigative Resources (AIGWIR), the AIG worldwide special investigations organization, and as one of three members of the corporate steering committee for the AIG global claims review.  Prior to joining AIG, Mr. Porcari held various leadership positions with several insurers, including GMAC/Integon, USF&G, Transport Group, and Progressive.   Mr. Porcari is also a director of National Truck Protection, Collision Diagnostic Services, Livegenic, and Homesite Insurance.

Mr. Porcari has been named as a member of the Board's Compensation Committee.  There are no arrangements or understandings between Mr. Porcari and any other person pursuant to which Mr. Porcari was selected as a Director.    There are no transactions in which the Company's and/or its subsidiaries were a party and in which Mr. Porcari has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

As non-employee directors, Messrs. Nichols and Porcari will participate in the non-employee director compensation arrangements described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2017.  Prior to May 31, 2017, Messrs. Nichols and Porcari will each receive an award of restricted shares of Class B common stock under the Baldwin & Lyons, Inc. Long-Term Incentive Plan, representing the annual restricted stock award granted to non-employee directors.  The restrictions on the shares will lapse on May 10, 2018.

A copy of the press release announcing Mr. Nichols' and Mr. Porcari's election as Directors is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Baldwin & Lyons, Inc. Annual Incentive Plan

At the 2017 Annual Meeting, the Company's shareholders also approved the Baldwin & Lyons, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). The Annual Incentive Plan permits cash incentive awards to be made to eligible employees of the Company. The Company's Compensation Committee administers the Cash Incentive Plan and will determine which employees will be participants in the Annual Incentive Plan. Participants will receive awards under the Annual Incentive Plan whose payout will be contingent upon the degree of attainment over the applicable performance period of one or more performance goals established by the Compensation Committee based on performance measures specified in the Annual Incentive Plan. At the start of each performance period, the Compensation Committee will select the applicable performance measure(s), specify the performance goals(s) based on those performance measures, and specify in terms of an objective formula or standard, the method for calculating the amount payable to a participant if the performance goals(s) are satisfied.

All awards under the Annual Incentive Plan for a performance period will be paid in cash following the end of such performance period and the determination of the degree to which applicable performance goals for the performance period were attained.

The terms of the Annual Incentive Plan are described in more detail in the Company's definitive proxy statement for the 2017 Annual Meeting, which was filed with the Securities and Exchange Commission on April 7, 2017, which description is incorporated herein by reference.  A copy of the Annual Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Baldwin & Lyons, Inc. Long-Term Incentive Plan

At the 2017 Annual Meeting, the Company's shareholders also approved the Baldwin & Lyons, Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan"). The Long-Term Incentive Plan provides for the issuance of up to 1,000,000 shares of the Company's Class B common stock. Any shares of Class B common stock subject to an award under the Long-Term Incentive Plan that expires, is cancelled or forfeited, or is settled for cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically become available for future awards under the Long-Term Incentive Plan. Following the shareholders' approval of the Long-Term Incentive Plan, no further awards will be granted under the Baldwin & Lyons, Inc. Restricted Stock Compensation Plan.

Awards under the Long-Term Incentive Plan may be granted to employees, consultants and advisors of the Company or a subsidiary of the Company, as well as to the non-employee directors of the Company. Awards under the Long-Term Incentive Plan can be granted in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other stock-based or cash awards. The Long-Term Incentive Plan will be administered by the Company's Compensation Committee.

The terms of the Long-Term Incentive Plan are described in more detail in the Company's definitive proxy statement for the 2017 Annual Meeting, which was filed with the Securities and Exchange Commission on April 7, 2017, which description is incorporated herein by reference. A copy of the Long-Term Incentive Plan is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit 10.1 Baldwin & Lyons, Inc. Annual Incentive Plan

Exhibit 10.2 Baldwin & Lyons, Inc. Long Term Incentive Plan

Exhibit 99.1 Press release issued by the Company on May 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 15, 2017                                                                         by: /s/ W. Randall Birchfield
   W. Randall Birchfield,
   Chief Executive Officer & President